Exhibit 10-5

MODIFICATION OF SECURITY AGREEMENT

This Modification of BB&T Security Agreement, made this 17th day of April, 2012, by and between SOUTHEAST POWER CORPORATION, a Florida corporation (“Debtor”) and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Secured Party”).

RECITALS

1. Debtor and Secured Party entered into that certain BB&T Security Agreement dated February 22, 2011 (“Security Agreement”).

2. Security Agreement was entered into in connection with a certain Promissory Note dated February 22, 2011 (including all extensions, renewals modifications, and substitutions thereof) in the original principal amount of Six Million Nine Hundred Forty Thousand and 00/100 Dollars ($6,940,000.00) made in favor of Secured Party by Southeast Power Corporation as Borrower, and other loan documents related thereto, (the “Southeast Note”).

3. The Goldfield Corporation, a Delaware corporation, has executed a Renewal Promissory Note dated January 4, 2011 in the original amount of $3,000,000.00 in favor of Secured Party (the “Goldfield Note”), subsequently modified by that certain Renewal and Additional Advance Promissory Note dated April 17, 2012 in the original principal amount of $5,000,000.00 in favor of Secured Party (“Advance Note”).

4. Southeast Power Corporation, a Florida corporation, has executed a Promissory Note dated April 17, 2012, in the original principal amount of $1,500,000.00 in favor of Secured Party (“$1,500,000.00 Southeast Note”).

5. The Goldfield Note was secured and collateralized by the Security Agreement, and Debtor desires to secure and collateralize the Advance Note and the $1,500,000.00 Southeast Note under the Security Agreement.

NOW, THEREFORE, for the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The above recitals are true and correct and are expressly incorporated herein.

2. Cross-Collateralization. Debtor hereby agrees, stipulates and acknowledges that the term “obligations” as defined in Section 1.2 of the Security Agreement shall include (in addition to the liabilities under the Southeast Note), all of the obligations and liabilities under the Advance Note and the $1,500,000.00 Southeast Note to the same and full extent as the Southeast Note. Debtor further agrees and stipulates that the collateral and security interests granted in the Security Agreement shall secure the indebtedness evidenced by the Advance Note and the Southeast Note.

Loan Number 9660933082-90002/00002

3. Miscellaneous. Except as expressly modified herein, all other terms and provisions of the Security Agreement remain in full force and effect, and Debtor reaffirms, confirms and acknowledges that all terms and provisions of the Security Agreement as modified herein remain valid and effective.

The parties have signed this Modification of Security Agreement under seal as of the date and year first written above.

WITNESSES:		SOUTHEAST POWER CORPORATION, a Florida corporation

/s/ Cassandra Mora-Brown
Print Name:	Cassandra Mora-Brown	By:	/s/ Stephen R. Wherry
/s/ Barry Forbes			Stephen R. Wherry, Treasurer
Print Name:	Barry Forbes

Loan Number 9660933082-90002/00002

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